                                                                     EXHIBIT 1.2


  ========================================================================





                          SNYDER COMMUNICATIONS, INC.
                            (a Delaware corporation)


                        1,560,000 Shares of Common Stock





                        INTERNATIONAL PURCHASE AGREEMENT





Dated:  September ___, 1996


  ========================================================================

                               TABLE OF CONTENTS

INTERNATIONAL PURCHASE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.          Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (a)         Representations and Warranties by the Company and the Subsidiaries . . . . . . . . . . . . . . 4
                             (i)     Compliance with Registration Requirements  . . . . . . . . . . . . . . . . . . . . . . 4
                             (ii)    Independent Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                             (iii)   Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                             (iv)    No Material Adverse Change in Business   . . . . . . . . . . . . . . . . . . . . . . . 6
                             (v)     Good Standing of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                             (vi)    Good Standing of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                             (vii)   Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                             (viii)  Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                             (ix)    Authorization and Description of Securities  . . . . . . . . . . . . . . . . . . . . . 8
                             (x)     Reorganization and Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                             (xi)    Absence of Defaults and Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                             (xii)   Absence of Labor Dispute   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                             (xiii)  Absence of Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                             (xiv)   Accuracy of Exhibits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                             (xv)    Possession of Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . 9
                             (xvi)   Absence of Further Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                             (xvii)  Possession of Licenses and Permits   . . . . . . . . . . . . . . . . . . . . . . . .  10
                             (xviii) Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                             (xix)   Compliance with Cuba Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                             (xx)    Investment Company Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                             (xxi)   Environmental Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                             (xxii)  Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                             (xxiii) Certain Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                             (xxiv)  Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                             (xxv)   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                             (xxvi)  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (b)         Representations, Warranties and Covenants by the Selling Shareholders  . . . . . . . . . . .  13
                             (i)     Authorization of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                             (ii)    Good and Marketable Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                             (iii)   Due Execution of Power of Attorney and Custody Agreement   . . . . . . . . . . . . .  14
                             (iv)    Absence of Manipulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                             (v)     Absence of Further Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                             (vi)    Restriction on Sale of Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  15
                             (vii)   Certificates Suitable for Transfer   . . . . . . . . . . . . . . . . . . . . . . . .  15
                             (viii)  No Association with NASD   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (c)         Additional Representations and Warranties by the Executive Selling Shareholders  . . . . . .  16
                 (d)         Officer's Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (e)         Agreements of the International Managers . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.          Sale and Delivery to International Managers; Closing.  . . . . . . . . . . . . . . . . . . .  17
                 (a)         Initial Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





                                       i
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
                 (b)         Option Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (c)         Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (d)         Denominations; Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (e)         Appointment of Qualified Independent Underwriter.  . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.          Covenants of the Company and the Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  19
                 (a)         Compliance with Securities Regulations and Commission Requests . . . . . . . . . . . . . . .  19
                 (b)         Filing of Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (c)         Delivery of Registration Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (d)         Delivery of Prospectuses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (e)         Continued Compliance with Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (f)         Blue Sky Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (g)         Rule 158 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (h)         Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (i)          Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (j)         Restriction on Sale of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (k)         Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (l)         Compliance with NASD Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (m)         Compliance with Rule 463 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.          Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (a)         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (b)         Expenses of the Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (c)         Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (d)         Allocation of Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 5.          Conditions of International Managers' Obligations  . . . . . . . . . . . . . . . . . . . . .  24
                 (a)         Effectiveness of Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (b)         Opinion of Counsel for Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (c)         Opinion of Counsel for the Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . .  25
                 (d)         Opinion of Counsel for International Managers  . . . . . . . . . . . . . . . . . . . . . . .  25
                 (e)         Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (f)         Certificate of Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (g)         Accountant's Comfort Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (h)         Bring-down Comfort Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (i)         Approval of Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (j)         No Objection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (k)         Lock-up Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (l)         Reorganization and Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (m)         Form W-9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (n)         Purchase of Initial U.S. Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (o)         Conditions to Purchase of International Option Securities  . . . . . . . . . . . . . . . . .  27
                 (p)         Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (q)         Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 6.          Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (a)         Indemnification of International Managers. . . . . . . . . . . . . . . . . . . . . . . . . .  29





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
                 (b)         Indemnification of International Managers by the Non-Executive Selling Shareholders  . . . .  32
                 (c)         Indemnification of Company, Directors and Officers and Selling Shareholders  . . . . . . . .  32
                 (d)         Actions against Parties; Notification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (e)         Settlement without Consent if Failure to Reimburse . . . . . . . . . . . . . . . . . . . . .  34
                 (f)         Other Agreements with Respect to Indemnification . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 7.          Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 8.          Representations, Warranties and Agreements to Survive Delivery . . . . . . . . . . . . . . .  36
         SECTION 9.          Termination of Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (a)         Termination; General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (b)         Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 10.         Default by One or More of the International Managers . . . . . . . . . . . . . . . . . . . .  37
         SECTION 11.         Default by One or More of the Selling Shareholders or the Company. . . . . . . . . . . . . .  38
         SECTION 12.         Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 13.         Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 14.         GOVERNING LAW AND TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 15.         Effect of Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39


         SCHEDULES
                 Schedule A - List of International Managers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch A-1
                 Schedule B - List of Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch B-1
                 Schedule C - Pricing Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Sch C-1
                 Schedule D - List of Persons Subject to Lock-up  . . . . . . . . . . . . . . . . . . . . . . . . . . Sch D-1

         EXHIBITS
                 Exhibit A - Form of Opinion of Company's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
                 Exhibit B - Form of Opinion of Selling Shareholders' Counsel . . . . . . . . . . . . . . . . . . . . . . B-1
                 Exhibit C-  Form of Lock-up Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
                 Exhibit D - Form of Pledgee Lock-up Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1





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


                          SNYDER COMMUNICATIONS, INC.

                            (a Delaware corporation)

                        1,560,000 Shares of Common Stock

                          (Par Value $.001 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                             September ___, 1996

MERRILL LYNCH INTERNATIONAL
Donaldson, Lufkin & Jenrette
   Securities Corporation
Allen & Company Incorporated
Montgomery Securities
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

         Snyder Communications, Inc., a Delaware corporation (the "Company"), Snyder Marketing Services, Inc., a Delaware corporation ("SMS"), Snyder Communications, L.P., a Delaware limited partnership (the "Partnership" and, together with SMS, the "Subsidiaries"), and the persons listed in Schedule B hereto (collectively, the "Selling Shareholders") confirm their respective agreements with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Donaldson, Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Company and Gerald S. Snyder (the "Initial Selling Shareholder"), acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders other than the Initial Selling Shareholder (collectively, the "Option Selling Shareholders") to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 234,000 additional shares of Common Stock to cover over-allotments, if any.
The aforesaid 1,560,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 234,000 shares of Common Stock subject to the option described in
Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

         It is understood that the Company, the Subsidiaries and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company and the Initial Selling Shareholder, acting severally and not jointly, of an aggregate of 6,240,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities are acting as representatives (the "U.S. Representatives") and the grant by the Option Selling Shareholders to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 936,000 additional shares of Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

         Daniel M. Snyder and Michele D. Snyder, each an Option Selling Shareholder, are hereinafter collectively called the "Executive Selling Shareholders", the Initial Selling Shareholder and the Option Selling Shareholders other than the Executive Selling Shareholders are hereinafter collectively called the "Non-Executive Selling Shareholders" and the Executive Selling Shareholders and USN College Marketing, L.P., an Option Selling Shareholder, are hereinafter collectively called the "Pledgor Selling Shareholders".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co.,

Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company, the Subsidiaries and the Selling Shareholders understand that the International Managers propose to make an offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

         The Company, the Subsidiaries, the Selling Shareholders and the International Managers understand that up to 468,000 shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale at the public offering price by the U.S. Underwriters to certain eligible employees and other persons, as part of the distribution of the U.S. Securities by the U.S. Underwriters, subject to the terms of the U.S. Purchase Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and other persons by the end of the first business day after the date of the U.S. Purchase Agreement, such Reserved Securities may be offered to the public by the U.S. Underwriters as part of the public offering contemplated by the U.S. Purchase Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-7495) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated September 4, 1996 and preliminary U.S. Prospectus dated September 4, 1996, respectively, each together with the applicable Term Sheet, and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         Capitalized terms used herein without definition have the respective meanings specified therefor in the Prospectuses.

         SECTION 1.       Representations and Warranties.

         (a) Representations and Warranties by the Company and the Subsidiaries. Each of the Company and the Subsidiaries, jointly and severally, represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each International Manager, as follows:

                 (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or any Subsidiary, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                 At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

                 Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The financial statements have been prepared in accordance with the Commission's rules and guidelines with respect to combined financial statements and have been properly compiled on the bases described therein. The pro forma financial statements and the related notes thereto and the other pro forma financial information included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                 (iv) No Material Adverse Change in Business. Since June 30, 1996 or such later dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock or any partnership interest, as the case may be.

                 (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                 (vi) Good Standing of Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the State of Delaware, has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of SMS has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, and all of the partnership interests of the Partnership have been duly authorized and validly issued and are owned by the Company, directly or indirectly, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of SMS or partnership interests of the Partnership was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are SMS and the Partnership.

                (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company after giving effect to the Reorganization and the Distribution is as set forth in the Prospectuses in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                 (viii) Authorization. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company and each Subsidiary. The performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds" and the consummation of the Reorganization and the Distribution) and compliance by the Company and each Subsidiary with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by the Company and each Subsidiary, respectively.

                 (ix) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                 (x) Reorganization and Distribution. The Reorganization and the Distribution have occurred.

                 (xi) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is in violation of its charter or by-laws or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the Reorganization and the Distribution, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company and each Subsidiary with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate or partnership, as the case may be, action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or partnership agreement, as the case may be, of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                 (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or any Subsidiary, is imminent, and neither the Company nor any Subsidiary is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, might reasonably be expected to result in a Material Adverse Effect.

                (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any Subsidiary, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement, the Reorganization, the Distribution or the performance by the Company or any Subsidiary of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                 (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xv) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                 (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required by or on behalf of the Company or any Subsidiary for the performance by the Company or any Subsidiary of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, the Reorganization or the Distribution except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                (xvii) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xviii) Title to Property. The Company and the Subsidiaries have good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the

         Prospectuses, including those disclosed in the financial statements and the related notes included therein, or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                 (xix) Compliance with Cuba Act. Each of the Company and the Subsidiaries has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                 (xx) Investment Company Act. Neither the Company nor any Subsidiary is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xxi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

                 (xxii) Registration Rights. Except as described in the Registration Statement and the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                (xxiii) Certain Contracts. The Partnership's contract with
         AT&T Communications, Inc. ("AT&T") dated as of February 1994, as amended by amendments thereto dated as of September 27, 1994 (as revised October 20, 1994), December 20, 1994, October 18, 1995 and December 22, 1995, respectively, and each such amendment have been duly executed and delivered by each of the Partnership and, to the knowledge of the Company and the Subsidiaries, by AT&T and are in full force and effect. The Partnership's contract with MCI Telecommunications Corporation ("MCI") dated February 16, 1996, as amended by Amendment Number One dated September 20, 1996, and such amendment have been duly executed and delivered by each of the Partnership and, to the knowledge of the Company and the Subsidiaries, by MCI and is in full force and effect. There does not exist any default, event or condition that, after notice or lapse of time or both, could give rise under either such contract to any claim by any person against the Company or any Subsidiary or would constitute a default thereunder on the part of the Company or any Subsidiary or any other party thereto.

                 (xxiv) Compliance with Laws. Each of the Company and the Subsidiaries is in compliance with all applicable laws, statutes, ordinances, rules or regulations of any applicable jurisdiction, the enforcement of which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                 (xxv) Taxes. Each of the Company and the Subsidiaries has filed all material federal, state, local and foreign income and franchise tax returns required to be filed by it and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith or state withholding taxes and for both of which adequate reserves have been established in accordance with GAAP; and neither the Company nor any Subsidiary has knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any Subsidiary other than those for which adequate reserves have been established in accordance with GAAP. Adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) hereof in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any Subsidiary has not been finally determined or remains open to examination by applicable taxing authorities. SMS elected to be treated as an S corporation under Section 1362(a) of the Code (an "S Corporation") effective January 1, 1996, and has been an S Corporation at all times since such effective date through the date of the effectiveness of the Reorganization. The Partnership has not at any time been treated as an association taxable as a corporation for federal, state, local and foreign tax purposes, and is and has been since its inception treated as a partnership for such purposes. No material taxes have been or will be imposed on the Company or any Subsidiary in connection with the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement, the Reorganization, the Distribution or the performance by the Company or any Subsidiary of its obligations hereunder or thereunder.

                 (xxvi) Insurance. Each of the Company and the Subsidiaries carries or is entitled to the benefits of insurance in such amounts and covering such risks as it reasonably believes are sufficient to cover potential losses or damages, and all such insurance is in full force and effect.

         (b) Representations, Warranties and Covenants by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling International Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Manager, as follows:

                 (i) Authorization of Agreements. Each Selling Shareholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement, the U.S. Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein, in the U.S. Purchase Agreement and in the Registration Statement and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by each Selling Shareholder that is not an individual and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

                 (ii) Good and Marketable Title. Such Selling Shareholder has and will at the Closing Time and, if any International Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such International Manager has no notice of any adverse claim, each of the International Manager's will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                 (iii) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the forms heretofore furnished to the Lead Managers, (x) a power of attorney with either Daniel M. Snyder or Paul A. Gould as attorney-in-fact (each, an "Attorney-in-Fact") and (y) the Custodian Agreement for Selling Stockholders with American Stock Transfer and Trust Company, as custodian (the "Custodian"), (collectively, the "Power of Attorney and Custody Agreement"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Sections 5(p) and 5(q) on behalf of such Selling Shareholder, to sell, assign and transfer to the International Managers the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the International Managers to such Selling Shareholder, as provided in
         Section 2 hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

                 (iv) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or resale of the Securities.

                 (v) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required by such Selling Shareholder for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the offering, sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                 (vi) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, such Selling Shareholder will not, without the prior written consent of the Global Coordinator, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that any Pledgor Selling Shareholder may, at any time after 30 days from the date of the Closing Time, pledge as security for borrowed money (x) up to 50%, in the case of any Executive Selling Shareholder, and (y) all, in the case of USN College Marketing, L.P. or its partners, of the shares of Common Stock then owned by such Pledgor Selling Shareholder to any commercial banking institution that is a member of the Federal Reserve System or any institutional lender that makes loans secured by margin securities in the ordinary course of business having combined capital and surplus in excess of $500,000,000 (a "Pledgee") as long as such Pledgee shall have agreed in writing to be bound by the obligations and restrictions applicable to the Common Stock under this Section 1(b)(vi) and the Lead Managers shall have received an agreement substantially in the form of Exhibit D hereto signed by such Pledgee. The foregoing sentence shall not apply to the Securities to be sold hereunder.

                 (vii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the International Managers pursuant to this Agreement.

                 (viii) No Association with NASD. Except as described in the Registration Statement and the Prospectuses, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD), any member firm of the NASD.

         (c) Additional Representations and Warranties by the Executive Selling Shareholders. Each Executive Selling Shareholder severally represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling International Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Manager, that, to the best knowledge of such Executive Selling Shareholder, the representations and warranties of the Company and each Subsidiary contained in Section 1(a) hereof are true and correct; such Executive Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and the Prospectuses do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Executive Selling Shareholder is not prompted to sell the Securities to be sold by such Executive Selling Shareholder hereunder by any information concerning any of the Company or any Subsidiary which is not set forth in the Prospectuses. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

         (d) Officer's Certificates. Any certificate signed by any officer of the Company or any Subsidiary delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company or such Subsidiary, as the case may be, to each International Manager as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to each International Manager as to matters covered thereby.

         (e) Agreements of the International Managers. Each International Manager, severally and not jointly, agrees with each of the Company and the Selling Shareholders that such International Manager will not offer or sell, directly or indirectly, International Securities, nor distribute or publish the International Prospectus or any other offering material or advertisements in connection with the International Securities, in or from any country or jurisdiction except in compliance in all material respects with any applicable rules and regulations of any such county or jurisdiction. Each International Manager will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which such International Manager offers, sells or delivers International Securities.

         SECTION 2.       Sale and Delivery to International Managers; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Initial Selling Shareholder, severally and not jointly, agree to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company and the Initial Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial International Securities set forth in Schedule B opposite the name of the Company or the Initial Selling Shareholder, as the case may be, which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Option Selling Shareholders, acting severally and not jointly, hereby grant an option to the International Managers, severally and not jointly, to purchase up to an additional 234,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company and the Option Selling Shareholders setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company and the Option Selling Shareholders.

         Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank account(s) designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         (e) Appointment of Qualified Independent Underwriter. The Company, the Subsidiaries and the Selling Shareholders hereby confirm their engagement of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch (NY)") as, and Merrill Lynch (NY) hereby confirms its agreement with the Company, the Subsidiaries and the Selling Shareholders to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the International Securities. Merrill Lynch (NY), solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

         SECTION 3. Covenants of the Company and the Subsidiaries. Each of the Company and the Subsidiaries, jointly and severally, covenants with each International Manager as follows:

                 (a) Compliance with Securities Regulations and Commission Requests. The Company and the Subsidiaries, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission,
         (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Subsidiaries will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Subsidiaries will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) Filing of Amendments. The Company and the Subsidiaries will give the Global Coordinator notice of the Company's intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall object.

                 (c) Delivery of Registration Statements. The Company and the Subsidiaries have furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (d) Delivery of Prospectuses. The Company and the Subsidiaries have delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company and the Subsidiaries hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and the Subsidiaries will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (e) Continued Compliance with Securities Laws. The Company and the Subsidiaries will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Subsidiaries will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company and the Subsidiaries will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

                 (f) Blue Sky Qualifications. The Company and the Subsidiaries will use their best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for such period after the effective date of the Registration Statement and any Rule 462(b) Registration Statement as the Prospectuses are required by the 1933 Act or such state securities laws to be delivered in connection with sales of the Securities by any underwriter or dealer; provided, however, that neither the Company nor any Subsidiary shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company and the Subsidiaries will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for the period specified above.

                 (g) Rule 158. The Company and the Subsidiaries will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                 (h) Use of Proceeds. The Company and the Subsidiaries will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

                 (i) Listing. The Company and the Subsidiaries will use their best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

                 (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, neither the Company nor any Subsidiary will, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any options to purchase shares of Common Stock granted or shares of Common Stock sold pursuant to any employee benefit plan of the Company whether existing at the date of this Agreement or adopted subsequent hereto and the filing of any registration statement on Form S-8 related thereto or (C) any option or warrant to purchase shares of Common Stock or shares of Common Stock issued or sold in connection with an acquisition by the Company and the filing of any registration statement on Form S-4 in connection therewith as long as all executive officers, directors and other affiliates of the person being acquired have agreed in writing to be bound by the obligations and restrictions of the foregoing sentence of this Section 3(j).

                 (k) Reporting Requirements. The Company and the Subsidiaries, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

                 (l) Compliance with NASD Rules. The Company and each Subsidiary hereby agree that they will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company and the Subsidiaries, jointly and severally, agree to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

                 (m) Compliance with Rule 463. The Company and the Subsidiaries will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company and the Subsidiaries, jointly and severally, will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing (or reproduction) and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing (or reproduction) and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing (or reproduction) and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xi) the fees and expenses of the Independent Underwriter.

         (b) Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the International Managers, and their transfer between Underwriters pursuant to any agreement between Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

         (c) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 (other than Section 5(j)), Section 9(a)(i) or Section 11 hereof, the Company, the Subsidiaries and the Selling Shareholders, severally and not jointly, shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company, the Subsidiaries and the Selling Shareholders may make for the sharing of such costs and expenses.

         SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company, the Subsidiaries and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or by or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Subsidiary of its covenants and other obligations hereunder, and to the following further conditions:

                 (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                 (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion and letter, in each case dated as of Closing Time, of Shaw, Pittman, Potts & Trowbridge, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such opinion and letter for each of the other International Managers to the effect set forth in Exhibit A-1 and Exhibit A-2, respectively, hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                 (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Lead Managers shall have received (i) the favorable opinion, dated as of Closing Time, of Shaw, Pittman, Potts & Trowbridge, counsel for the Initial Selling Shareholder and the Pledgor Selling Shareholders, and (ii) the favorable opinion, dated as of Closing Time, of Werbel & Carnelutti, counsel for the other Selling Shareholders, in each case in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth in Exhibit B hereto, in the case of Shaw, Pittman, Potts & Trowbridge, and to the effect set forth in clauses 1 through 6, inclusive, of Exhibit B hereto, in the case of Werbel & Carnelutti. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the Selling Shareholders or officers of the Company and its subsidiaries and certificates of public officials.

                 (d) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses 1, 2, 4 (as to the second and third clauses thereof), 5 (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), 8 through 10, inclusive, 11, 13 (solely as to the information in the Prospectus under "Description of Capital Stock -- Common Stock") and the fourth paragraph of Exhibit A-2 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                 (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of each of (x) the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, (y) the President or a Vice President of SMS and of the chief financial or chief accounting officer of SMS and (z) the President or a Vice President of the Partnership and of the chief financial or chief accounting officer of the Partnership, in each case dated as of Closing Time and to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
         Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company, SMS or the Partnership, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                 (f) Certificate of Selling Shareholders. At the Closing Time, the Lead Managers shall have received a certificate of each of Daniel M. Snyder and Paul A. Gould, in each case as a Selling Shareholder, and of an Attorney-in-Fact on behalf of each other Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) and Section 1(c) hereof, as the case may be, hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

                 (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                 (h) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from Arthur Andersen L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                 (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                 (j) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                 (k) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

                 (l) Reorganization and Distribution. Prior to the time of the execution of this Agreement, the Reorganization and the Distribution shall have occurred.

                 (m) Form W-9. At or prior to Closing Time, the Lead Managers shall have received from each Selling Shareholder a properly completed and executed United States Treasury Form W-9.

                 (n)      Purchase of Initial U.S. Securities.
         Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

                 (o) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company, the Subsidiaries and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, the Subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, and the Lead Managers shall have received:

                 (i) Officers' Certificates. A certificate, dated such Date of Delivery, of each of (x) the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, (y) the President or a Vice President of SMS and of the chief financial or chief accounting officer of SMS and (z) the President or a Vice President of the Partnership and of the chief financial or chief accounting officer of the Partnership, in each case confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                 (ii) Certificate of the Selling Shareholders. A certificate, dated such Date of Delivery, of each of Daniel M. Snyder and Paul A. Gould, in each case as a Selling Shareholder, and of an Attorney-in-Fact on behalf of each other Selling Shareholder, in each case confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                 (iii) Opinion of Counsel for Company. The favorable opinion of Shaw, Pittman, Potts & Trowbridge, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                 (iv) Opinion of Counsel for the Selling Shareholders. The favorable opinion of (A) Shaw, Pittman, Potts & Trowbridge, counsel for the Initial Selling Shareholder and the Pledgor Selling Shareholders, and (B) Werbel & Carnelutti, counsel for the other Selling Shareholders, in each case in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(c) hereof.

                 (v) Opinion of Counsel for International Managers. The favorable opinion of Debevoise & Plimpton, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                 (vi) Bring-down Comfort Letter. A letter from Arthur Andersen LLP, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (p) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Subsidiaries and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

         (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.       Indemnification.

         (a) Indemnification of International Managers. The Company, the Subsidiaries and the Executive Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each International Manager, its directors, officers and employees, and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of the failure of eligible employees and other persons to pay for and accept delivery of Reserved Securities which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase;

                 (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any failure or violation of the nature referred to in Section 6(a)(ii) hereof; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company, the Subsidiaries and the Executive Selling Shareholders; and

                 (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any failure or violation of the nature referred to in Section 6(a)(ii) hereof, to the extent that any such expense is not paid under (i),
         (ii) or (iii) above;

provided, however, that (a) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (x) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) and (y) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such International Manager results solely from the fact that such International Manager sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the International Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof in sufficient quantity to such International Manager and the loss, claim, damage or liability of such International Manager results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the International Prospectus, and
(b) each Executive Selling Shareholder's aggregate liability under this Section 6 shall be limited to an amount equal to such Executive Selling Shareholder's net proceeds (after deducting the underwriting discount, but before deducting expenses) from the sale of such Executive Selling Shareholder's Securities pursuant to this Agreement.

         In making a claim for indemnification under this Section 6 (other than pursuant to clause (a)(iv) of this Section 6), or contribution under Section 7, by the Company, SMS, the Partnership or the Executive Selling Shareholders, the indemnified parties may proceed against either (i) the Company, SMS and/or the Partnership and the Executive Selling Shareholders or (ii) the Company, SMS and/or the Partnership only, but may not proceed solely against the Executive Selling Shareholders. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred with respect to a final judgment from a trial court, then, as a precondition to any indemnified party obtaining indemnification or contribution from any Executive Selling Shareholder, the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company, SMS and/or the

Partnership and the Executive Selling Shareholders and shall seek to satisfy such Final Judgment in full from the Company, SMS and/or the Partnership by making a written demand upon the Company, SMS and/or the Partnership for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company, SMS and/or the Partnership of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on any Executive Selling Shareholder (but only if and to the extent the Company, SMS and/or the Partnership have not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company, SMS and/or the Partnership and thereafter obtain payment from any Executive Selling Shareholder without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment, seek to obtain payment from the Company, SMS and/or the Partnership with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company, SMS and/or the Partnership to satisfy immediately any such Final Judgment if (i) the Company, SMS or the Partnership files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"),
(ii) an order for relief is entered against the Company, SMS or the Partnership in an involuntary case under the Bankruptcy Code, (iii) the Company, SMS or the Partnership makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company, SMS or the Partnership or a substantial portion of either of their assets. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Company, SMS, the Partnership or any Executive Selling Shareholder before obtaining reimbursement of expenses pursuant to clause (a)(iv) of this Section 6. However, the indemnified parties shall first seek to obtain such reimbursement in full from the Company, SMS and/or the Partnership by making a written demand upon the Company, SMS and/or the Partnership for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Company, SMS and/or the Partnership of such demand shall any indemnified party have the right to receive reimbursement of such expenses from any Executive Selling Shareholder by making written demand directly on such Executive Selling Shareholder (but only if and to the extent the Company, SMS and/or the Partnership have not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Company, SMS and/or the Partnership or, having made written demand therefor, to wait such 45 days after failure by the Company, SMS and/or the Partnership to reimburse immediately such expenses if (i) the Company, SMS or the Partnership files a petition for relief under the Bankruptcy Code, (ii) an order for relief is entered against the Company, SMS or the Partnership in an involuntary case under the Bankruptcy Code, (iii) the Company, SMS or the Partnership makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company, SMS or the Partnership or a substantial portion of its assets.

         In addition and without limitation to the Company's, each Subsidiary's and each Executive Selling Shareholder's obligation to indemnify Merrill Lynch
(NY) as a U.S. Underwriter under the U.S. Purchase Agreement, the Company, the Subsidiaries and the Executive Selling Shareholders, jointly and severally, also agree to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules the NASD in connection with the offering of the Securities.

         (b) Indemnification of International Managers by the Non-Executive Selling Shareholders. Each Non-Executive Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each International Manager, its directors, officers and employees, and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, with respect to any untrue statement or omission, or alleged untrue statement or omission, contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company or any Subsidiary in writing by or on behalf of such Non-Executive Selling Shareholder expressly for use therein; provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) and (y) each Non-Executive Selling Shareholder's aggregate liability under this Section 6(b) shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Non-Executive Selling Shareholder from the sale of Securities pursuant to this Agreement.

         (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary International prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) or (b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to the third paragraph of Section 6(a), then, in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any local counsel) for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act if, in the reasonable judgment of the Independent Underwriter there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. In the case of any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter, such counsel shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in accordance with this Agreement an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, the Subsidiaries and the Selling Shareholders with respect to indemnification.

         SECTION 7.       Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Subsidiaries and the Selling Shareholders on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Subsidiaries and the Selling Shareholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions, or in connection with any failure or violation of the nature referred to in Section 6(a)(ii)(A) and (B) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, the Subsidiaries and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (after deducting the underwriting discount, but before deducting expenses) received by the Company, the Subsidiaries and the Selling Shareholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

         The relative fault of the Company, the Subsidiaries and the Selling Shareholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Subsidiaries or the Selling Shareholders or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any failure or violation of the nature referred to in Section 6(a)(ii) hereof.

         The Company, the Subsidiaries, the Selling Shareholders and the International Managers agree that Merrill Lynch (NY) will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the International Securities.

         The Company, the Subsidiaries, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, (x) no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission , and (y) no Non-Executive Selling Shareholder shall be required to contribute any amount in excess of such Non-Executive Selling Shareholder's net proceeds (after deducting the underwriting discount, but before deducting expenses) from the sale of Securities pursuant to this Agreement.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement among the Company, the Subsidiaries and the Selling Shareholders with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any Subsidiary or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or any controlling person, the Subsidiaries or the Selling Shareholders, and shall survive delivery of the Securities to the International Managers.

         SECTION 9.       Termination of Agreement.

         (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

                 (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

         SECTION 11. Default by One or More of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities that such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, the remaining Selling Shareholders shall have the right to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Shareholders as set forth in Schedule B hereto. In the event that a Selling Shareholder shall so fail, and the remaining Selling Shareholders do not exercise such right to increase the number of Securities to be sold by them hereunder, then the International Managers may, at the option of the Lead Managers, by notice from the Lead Managers to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder.
No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. If the remaining Selling Shareholders exercise the right to sell the Securities that such defaulting Selling Shareholder is obligated to sell hereunder, as used herein the term "Selling Shareholder" shall not include such defaulting Selling Shareholder for purposes of determining compliance with all agreements and conditions to be performed by the Selling Shareholders hereunder.

         In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Lead Managers, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

         (b) If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company or any Subsidiary from liability, if any, in respect of such default.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations; notices to the Company and the Subsidiaries shall be directed to the Company at Two Democracy Center, 6903 Rockledge Drive, Fifteenth Floor, Bethesda, Maryland 20817, attention of Brian

Benhaim; and notices to the Selling Shareholders shall be directed to the Selling Shareholders care of the Company at the foregoing address, attention of Brian Benhaim.

         SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers, the Independent Underwriter, the Company, the Subsidiaries and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Independent Underwriter, the Company, the Subsidiaries and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Independent Underwriter, the Company, the Subsidiaries and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Independent Underwriter, the Company, the Subsidiaries and the Selling Shareholders in accordance with its terms.

                                   Very truly yours,

                                   SNYDER COMMUNICATIONS, INC.


                                   By
                                     ---------------------------
                                        Name:
                                        Title:

                                   SNYDER MARKETING SERVICES, INC.

                                   By
                                     ---------------------------
                                        Name:
                                        Title:

                                   SNYDER COMMUNICATIONS, L.P.

                                   By
                                     ---------------------------
                                        Name:
                                        Title:

                                   -----------------------------
                                   Daniel M. Snyder
                                   As a Selling Shareholder

                                   ---------------------------
                                   Paul A. Gould
                                   As a Selling Shareholder

                                   Gerald S. Snyder
                                   USN College Marketing, L.P.
                                   Michele D. Snyder

                                   By
                                     ---------------------------
                                     Daniel M. Snyder
                                     As Attorney-in-Fact acting on behalf of
                                       said Selling Shareholders

                                   Allen & Company Incorporated
                                   Susan K. Allen
                                   Susan Strauss Breen
                                   Barry Diller
                                   HAGC Partners, L.P.
                                   Dan W. Lufkin
                                   Dan W. Lufkin, Trustee,
                                     Robert Brendan Marston
                                     1995 Trust
                                   Robert A. Strauss
                                   Robert S. Strauss
                                   Robert S. Strauss, Trustee, Helen J.
                                       Strauss Trust

                                   By
                                     ---------------------------
                                        Paul A. Gould
                                        As Attorney-in-Fact acting on behalf of
                                           of said Selling Shareholders
 CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
ALLEN & COMPANY INCORPORATED
MONTGOMERY SECURITIES

By: MERRILL LYNCH INTERNATIONAL

By
   -------------------------------
       Authorized Signatory


For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

By
  --------------------------------
        Authorized Signatory


Solely in its capacity as Independent Underwriter

                                   SCHEDULE A



                                                                                              Number of
                                                                                               Initial
                                                                                            International
          Name of International Manager                                                       Securities
          -----------------------------                                                       ----------
 Merrill Lynch International . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Donaldson, Lufkin & Jenrette
    Securities Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Allen & Company Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Montgomery Securities     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .




                                                                                                ----------

 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,560,000
                                                                                                ==========





                                   Sch A - 1

                                   SCHEDULE B

|
                                                Number of Initial                 Maximum Number of
                                                  International                  International Option
                                              Securities to be Sold             Securities to be Sold
                                              ---------------------            ------------------------
 Snyder Communications, Inc. . . . . .               807,632                               0

 Gerald S. Snyder  . . . . . . . . . .               752,368                               0

 Daniel M. Snyder  . . . . . . . . . .                  0                               99,823

 USN College Marketing,
     L.P.  . . . . . . . . . . . . . .                  0                               90,924

 Michele D. Snyder . . . . . . . . . .                  0                               35,025

 Allen & Company Incorporated. . . . .                  0                                2,414

 Susan K. Allen  . . . . . . . . . . .                  0                                1,234

 Susan Strauss Breen . . . . . . . . .                  0                                 137

 Barry Diller  . . . . . . . . . . . .                  0                                 823

 Paul A. Gould . . . . . . . . . . . .                  0                                1,207

 HAGC Partners, L.P. . . . . . . . . .                  0                                1,234

 Dan W. Lufkin . . . . . . . . . . . .                  0                                 411

 Dan W. Lufkin, Trustee, Robert
 Brendan Marston 1995 Trust  . . . . .                  0                                 357

 Robert A. Strauss . . . . . . . . . .                  0                                 137

 Robert S. Strauss . . . . . . . . . .                  0                                 137

 Robert S. Strauss, Trustee,
     Helen J. Strauss Trust  . . . . .                   0                                137
                                                    -----------                        ---------


 Total . . . . . . . . . . . . . . . .              1,560,000                            234,000
                                                    =========                          =========





                                   Sch B - 1

                                   SCHEDULE C

                          SNYDER COMMUNICATIONS, INC.

                        1,560,000 Shares of Common Stock

                          (Par Value $.001 Per Share)





                 1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $___.

                 2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $___, being an amount equal to the initial public offering price set forth above less $___ per share.





                                   Sch C - 1

                                   SCHEDULE D

Snyder Communications, Inc.
Snyder Marketing Services, Inc.
Snyder Communications, L.P.
Daniel M. Snyder
USN College Marketing, L.P.
Michele D. Snyder
Allen & Company Incorporated
Susan K. Allen
Susan Strauss Breen
Barry Diller
Paul A. Gould
HAGC Partners, L.P.
Dan W. Lufkin
Dan W. Lufkin, Trustee,
  Robert Brendan Marston 1995 Trust
Robert A. Strauss
Robert S. Strauss
Robert S. Strauss, Trustee,
    Helen J. Strauss Trust
Dr. Anthony O. Roberts





                                   Sch D - 1

                                                                     Exhibit A-1



              FORM OF OPINION OF SHAW, PITTMAN, POTTS & TROWBRIDGE
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


                               September   , 1996

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
Allen & Company Incorporated
Montgomery Securities
  as U.S. Representatives of the several U.S. Underwriters
  c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Merrill Lynch International
Donaldson, Lufkin & Jenrette
  Securities Corporation
Allen & Company Incorporated
Montgomery Securities
  as Lead Managers of the several International Managers
  c/o Merrill Lynch International
  Ropemaker Place
  25 Ropemaker Street
  London EC2Y 9LY
  England

Ladies and Gentlemen:

                 We have acted as counsel for (i) Snyder Communications, Inc., a Delaware corporation (the "Company"), (ii) Snyder Communications, L.P., a Delaware limited partnership (the "Partnership"), and (ii) Snyder Marketing Services, Inc., a Delaware Corporation and the corporate general partner of the Partnership ("SMS," and, together with the Partnership, the "Subsidiaries," any one a "Subsidiary"), in connection with the issuance,





                                     A-1-1
sale and delivery by the Company of 4,038,162 shares (the "Company Shares") of common stock, $0.001 par value per share (the "Common Stock"), and the sale and delivery by the Initial Selling Shareholder of 3,761,838 shares of Common Stock (the "Selling Shareholder Shares" and collectively with the Company Shares, the "Shares') to (x) the several U.S. Underwriters listed on Schedule A to the U.S. Purchase Agreement (the "U.S. Purchase Agreement'), dated September __, 1996, among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities, as Representatives of the several U.S. Underwriters, the Company, SMS, the Partnership and the Selling Shareholders as listed on Schedule B to the U.S. Purchase Agreement, and (y) the several International Managers listed on Schedule A to the International Purchase Agreement (the "International Purchase Agreement" and, collectively with the U.S. Purchase Agreement, the "Purchase Agreements"), dated September __, 1996, among Merrill Lynch International, Donaldson Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities, as Lead Managers of the several International Managers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company, SMS, the Partnership and the Selling Shareholders as listed on Schedule B to the U.S. Purchase Agreement.

                 This opinion letter is furnished pursuant to Section 5(b) of the Purchase Agreements. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreements.

                 We have participated in the preparation of the Registration Statement on Form S-1 (Registration Statement No. 333-7495) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. In rendering our opinions, we have also examined the following.

                     i. the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 25, 1996, as certified by the Secretary of State of the State of Delaware on September __, 1996 (the "Certificate of Incorporation");

                    ii. the Bylaws of the Company as adopted by the Company on June 28, 1996 and as in effect on the date hereof, as certified by the Secretary of the Company as of the date hereof (the "Bylaws");

                   iii. the Certificate of Limited Partnership of the Partnership, as certified by the Secretary of State of the State of Delaware on September __, 1996;

                    iv. the Agreement of Limited Partnership of the Partnership, dated as of __________________, as amended on, in effect on the date hereof and as certified by an officer of SMS as the corporate





                                     A-1-2
                              general partner of the Partnership as of the date hereof (the "Partnership Agreement");

                     v. the Certificate of Incorporation of SMS, as filed with the Secretary of State of the State of Delaware on January 29, 1987, as amended, as certified by the Secretary of State of the State of Delaware on September __, 1996;

                    vi.       the Registration Statement;

                   vii.       each Preliminary Prospectus;

                  viii.       each Prospectus;

                    ix.       the U.S. Purchase Agreement;

                     x.       the International Purchase Agreement;

                    xi. the Custodian Agreement, dated September __, 1996, by and among each of the Selling Shareholders and American Stock Transfer and Trust Company,

                   xii. Written Consents of the Board of Directors of the Company dated as of June 28, 1996, July 1, 1996, September 4, 1996; a written consent of the sole stockholder of the Company dated as of September 4, 1996; and resolutions adopted by the Board of Directors of the Company on September __, 1996; all as certified by the Secretary of the Company;

                  xiii. Resolutions of the Incorporator of SMS, dated as of February 11, 1987; Written Consents of the Board of Directors of SMS, dated as of February 1, 1987, December 16, 1988, February 1, 1988,
                              March 17, 1989, June 27, 1991, July 29, 1994, May
                              17, 1995, May 26, 1995, December 26, 1995, June
                              28, 1996, June 30, 1996, August 30, 1996 and
                              September 4, 1996; Resolutions of the Board of Directors of SMS dated as of August 29, 1994; and Written Consents of the Stockholders of SMS dated as of December 16, 1988, June 27, 1991, and June 28, 1996;

                   xiv. the certificate of an officer of the Company dated as of the date hereof as to certain factual matters (the "Officer Certificate");





                                     A-1-3

                    xv. the certificate of an officer of SMS as the corporate general partner of the Partnership dated as of the date hereof (the "Partnership Certificate");

                   xvi. the certificate of an officer of SMS dated as of the date hereof (the "SMS Certificate");

                  xvii. a specimen of the certificate representing the Common Stock as certified by the Secretary of the Company as of the date hereof;

                 xviii. the Exchange Agreement dated September __, 1996, among the Company, SMS, the Partnership, the stockholders of SMS and the limited partners of the Partnership;

                   xix. the certificates, statements and representations made by officers of the Company pursuant to the Purchase Agreements (the "Closing Certificates"); and

                    xx. such other documents and instruments as we determined to be necessary in order to give the opinions set forth below.

                 In our examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents, and the legal capacity of natural persons. Except as set forth above, our examination did not include any review of the files, documents or internal records of the Company or the Subsidiaries.

                 As to any facts material to the opinions expressed herein, we have relied upon, among other things, the representations made by the Company in the Purchase Agreements, certificates of public officials, the Closing Certificates, the Officer Certificate, the Partnership Certificate and the SMS Certificate. We have also relied upon certificates of good standing with respect to (i) the Company (the "Company Good Standing Certificates") issued by the Secretary of State or similar officials of the States of [________________________]; (ii) the Partnership (the "Partnership Good Standing Certificates") issued by the Secretary of State or similar officials of the States of [________________________]; and (iii) SMS (the "SMS Good Standing Certificates") issued by the Secretary of State or similar officials of the States of [_____________]. Our opinions with respect to the due incorporation, valid existence and good standing of the Company are based solely upon the certified Certificate of Incorporation of the Company and the Company Good Standing Certificates. Our opinions with respect to the valid existence and good standing of the Partnership are based solely upon the certified Certificate of Limited Partnership of the Partnership and the Partnership Good Standing Certificates. Our opinions with respect to the due incorporation valid existence and





                                     A-1-4
good standing of SMS are based solely upon the certified Certificate of Incorporation of SMS and the SMS Good Standing Certificate. All of the opinions referenced in this paragraph are rendered as of the respective dates of such certificates. We also have made such inquiry of officers and representatives of the Company and the Subsidiaries as we determined to be necessary in order to give such opinions.

                 In rendering this opinion, we have assumed that each party (other than the Company and the Subsidiaries) that has executed or will execute an agreement to which the Company or any Subsidiary is a party has all requisite power and authority and has taken all necessary action to execute and deliver such agreement and to perform the transactions contemplated thereby, and that each such agreement is the legal, valid and binding obligation of such parties (other than the Company and the Subsidiaries) enforceable against such parties in accordance with its terms.

                 In basing our opinions and other matters set forth herein on "our knowledge" or matters "known to us," the words "our knowledge" or "known to us," or other words to that effect, signify that, in the course of our representation of the Company and the Subsidiaries in matters with respect to which we have been engaged by the Company and the Subsidiaries as legal counsel, no information has come to our attention that would give us actual knowledge that any such opinions or other matters are not accurate or that any of the information on which we have relied is not accurate and complete.
Except as otherwise stated herein, we have undertaken no investigation or verification of such matters. We have not undertaken to communicate the substance or details of this transaction to all attorneys in our firm who have performed services for the Company or the Subsidiaries as counsel on other matters. The words "our knowledge" or "known to us," or other words to that effect used herein, are intended to be limited to the actual knowledge of those attorneys in our firm who are familiar with the substance of this opinion and the proposed transaction and other related matters.

                 Based upon the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

         3. The Company is in good standing in each jurisdiction that issued a Company Good Standing Certificate.





                                     A-1-5

         4. The authorized, issued and outstanding capital stock of the Company after giving effect to the Reorganization is as set forth in the Prospectuses in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock of the Company outstanding prior to the issuance of the Company Shares have been duly authorized and validly issued and are fully paid and non-assessable and no holder of the Company Shares is or will be subject to personal liability by reason of being such a holder; the Company Shares have been duly authorized and, when issued and delivered to the U.S. Underwriters and the International Managers in accordance with the terms of the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued, fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights under the General Corporation Law of the State of Delaware.

         5. To our knowledge, when issued and delivered to the U.S. Underwriters and the International Managers against payment therefor in accordance with the terms of the U.S. Purchase Agreement and the International Purchase Agreement, the issuance and sale of the Company Shares by the Company will not be subject to any preemptive or other similar contractual rights that would entitle any person to acquire any of the Company Shares upon the issuance and sale by the Company.

         6. Each of the Subsidiaries has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the State of Delaware, has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction that issued a Partnership Good Standing Certificate or an SMS Good Standing Certificate, as the case may be.

         7. All of the issued and outstanding capital stock of SMS has been duly authorized and validly issued, is fully paid and non-assessable and, based upon our review of the capital stock records of SMS, is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. All of the partnership interests are authorized under the Partnership Agreement and, based upon our review of the Partnership's records, are owned by SMS as the corporate general partner





                                     A-1-6
                 and by the Company as the sole limited partner, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of SMS was issued in violation of any preemptive rights under the General Corporation Law of the State of Delaware. The only subsidiaries of the Company are SMS and the Partnership.

         8. The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company and each Subsidiary. The performance by the Company and each Subsidiary of their respective obligations under the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated therein and compliance by the Company and each Subsidiary with their obligations under the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by the Company and each Subsidiary, respectively.

         9. The Registration Statement was declared effective under the 1933 Act on September __, 1996, the U.S. Prospectus was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations on September __, 1996 and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

         10. The Registration Statement and the Prospectuses as of their respective effective or issue dates (except for the financial statements and the notes thereto and the supporting schedules and other financial data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         11. The form of certificate used to evidence the Common Stock complies in all material respects with the requirements of the General Corporation Law of the State of Delaware, any applicable requirements of the Certificate of Incorporation and Bylaws of the Company and the requirements of the New York Stock Exchange.

         12. To our knowledge, except as set forth in the Prospectuses, there is not pending any action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its Subsidiaries considered as one enterprise, or the consummation of the





                                     A-1-7
                 transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement or the Exchange Agreement or the performance by the Company or any Subsidiary of their respective obligations thereunder.

         13. The information in the Prospectuses under "Risk Factors - Government Regulation," "Risk Factors - Shares Eligible For Future Sale; Registration Rights," "Risk Factors - Effect of Certain Charter and Bylaw Provisions," "Business - Services - Consumer Markets - Contractual Relationship With AT&T," "Business - Services - Business Markets - Contractual Relationship With MCI," "Business - Government Regulation," "Business - Facilities," "Business - Legal Proceedings," "Management - Limitation of Liability and Indemnification," "Description of Capital Stock," "Shares Eligible for Future Resale," and "Certain United States Federal Income Tax Consequences to Non-United States Holders" and in the Registration Statement under Item 14 and Item 15, to the extent that it describes matters of law, summaries of legal matters, the Company's Certificate of Incorporation or Bylaws, or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         14. To our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

         15. The descriptions in the Prospectuses of contracts and other legal documents to which the Company or any Subsidiary is a party are accurate in all material respects. To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectuses or to be filed as exhibits thereto other than those described or referred to in the Prospectuses or filed as exhibits to the Registration Statement, and the descriptions thereof or references thereto are accurate in all material respects.

         16. To our knowledge, the Company is not in violation of its Certificate of Incorporation or Bylaws, SMS is not in violation of its certificate of incorporation or bylaws, and the Partnership is not in violation of its Partnership Agreement, and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement.

         17. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or





                                     A-1-8
                 agency (other than under the 1933 Act and the 1933 Act Regulations and the Securities Exchange Act of 1934, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement by the Company and each of the Subsidiaries, or for the offering, issuance, sale or delivery by the Company of the Company Shares to the U.S. Underwriters and the International Managers in accordance with the U.S. Purchase Agreement and the International Purchase Agreement.

         18. The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement by the Company and each of the Subsidiaries, and the consummation of the transactions contemplated therein by the Company and the Subsidiaries, and the compliance by the Company and each Subsidiary with their respective obligations under the U.S. Purchase Agreement and the International Purchase Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreements) under or, to our knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their properties is or may be bound, or to which any of them or their properties may be subject, that is filed as an exhibit to the Registration Statement or which is otherwise known to us, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws or Partnership Agreement, as the case may be, of the Company or any Subsidiary or any applicable law, statute, rule, regulation (other than the blue sky or securities laws or regulations of the various states, as to which we express no opinion), judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

         19. To our knowledge, other than as described in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act (other than rights which have been waived or satisfied).





                                     A-1-9

         20. The Reorganization has been consummated in accordance with the Exchange Agreement and in accordance with applicable law.

         21. None of the Company or the Subsidiaries is, and, immediately after receiving the proceeds from the sale of the Company Shares, will be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 The foregoing opinions are, with your concurrence, predicated upon and qualified by the following:

                 a. The foregoing opinions are based upon and are limited to the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the relevant laws of the United States of America, except that the opinions rendered in paragraph _ above, to the extent they discuss the enforceability of the Purchase Agreements are also based upon and are limited to the laws of the State of New York. We render no opinion with respect to the laws of any other jurisdiction.

                 b. Except to the extent expressly set forth above, in rendering the opinions set forth herein we have relied upon the assumptions set forth in
                              Section 4 of the Third-Party Legal Opinion
                              Report, including the Legal Opinion Accord, of the Section of Business Law of the American Bar Association, dated 1991 (the "Accord") and, except to the extent expressly set forth above, this opinion does not address the legal issues set forth in Section 19 of the Accord.

                 c. Our opinion is based upon and limited to laws and regulations as in effect on the date of this letter, and our knowledge of the facts relevant to such opinions as of the date of this letter. We assume no obligation to update the opinions set forth herein.

                 d. Our opinions are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                 Except as agreed by us in writing, this opinion letter is solely for the benefit of the addressees shown on the first page hereof and may be relied upon solely by such addressees for the purposes for which it is being furnished. Without our express permission, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose except as stated herein, except that reference may be made to this letter in the list of





                                     A-1-10
closing documents pertaining to the offerings contemplated in the U.S. Purchase Agreement and the International Purchase Agreement.


                                           Very truly yours,



                                           SHAW, PITTMAN, POTTS & TROWBRIDGE





                                     A-1-11

                                                                     Exhibit A-2




                               September __, 1996



Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
Allen & Company Incorporated
Montgomery Securities
  as U.S. Representatives of the several U.S. Underwriters
  c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Merrill Lynch International
Donaldson, Lufkin & Jenrette
  Securities Corporation
Allen & Company Incorporated
Montgomery Securities
  as Lead Managers of the several International Managers
  c/o Merrill Lynch International
  Ropemaker Place
  25 Ropemaker Street
  London EC2Y 9LY
  England

Ladies and Gentlemen:

                 We have acted as counsel for (i) Snyder Communications, Inc., a Delaware corporation (the "Company"), (ii) Snyder Communications, L.P., a Delaware limited partnership (the "Partnership"), and (iii) Snyder Marketing Services, Inc., a Delaware Corporation and the corporate general partner of the Partnership ("SMS," and, together with the Partnership, the "Subsidiaries," any one a "Subsidiary"), in connection with the issuance, sale and delivery by the Company of 4,038,162 shares (the "Company Shares") of common





                                     A-2-1
stock, $0.001 par value per share (the "Common Stock"), and the sale and delivery by the Initial Selling Shareholder of 3,761,838 shares (the "Selling Shareholder Shares" and, collectively with the Company Shares, the "Shares") of Common Stock to (x) the several U.S. Underwriters listed on Schedule A to the U.S. Purchase Agreement (the "U.S. Purchase Agreement"), dated September __, 1996, among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities, as Representatives of the several U.S. Underwriters, the Company, SMS, the Partnership and the Selling Shareholders as listed on Schedule B to the U.S. Purchase Agreement, and (y) the several International Managers listed on Schedule A to the International Purchase Agreement (the "International Purchase Agreement" and collectively with the U.S. Purchase Agreement, the "Purchase Agreements"), dated September __, 1996, among Merrill Lynch International, Donaldson Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities, as Lead Managers of the several International Managers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company, SMS, the Partnership and the Selling Shareholders as listed on Schedule B to the International Purchase Agreement.

                 This letter is furnished pursuant to Section 5(b) of the Purchase Agreements. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreements.

                 Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement or the Prospectuses, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements and the notes thereto and the schedules and other financial data included in the Registration Statement and we have not examined the accounting or financial records from which such financial statements, notes, schedules and data are derived.

                 However, on the basis of our participation, as counsel to the Company and to the Subsidiaries, with representatives of the Company and the Subsidiaries in the preparation of the Registration Statement and the Prospectuses, and our participation with representatives of the Company, its independent public accountants and the Underwriters at meetings in which the contents of the Registration Statement and the Prospectuses and related matters were discussed and the examination by us of such corporate records, statutes, documents and questions of law as we deemed necessary, but without independent verification by us of the accuracy, completeness and fairness of the statements contained in the Registration Statement and the Prospectuses, and without commenting as to the financial statements and the notes thereto and the schedules and other financial data included therein, nothing has





                                     A-2-2
come to our attention that would lead us to believe that the Registration Statement, at the time it became effective under the Securities Act, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses, or any amendment or supplement thereto (except for the financial statements and the notes thereto and the schedules and other financial data included therein or omitted therefrom, as to which we make no statement), as of its date and as of the Closing Time, contained or contains any untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 Except as agreed by us in writing, this letter is solely for the benefit of the addressees shown on the first page hereof and may be relied upon solely by such addressees for the purposes for which it is being furnished. Without our express permission, this letter may not be used, circulated, quoted or otherwise referred to for any purpose except as stated herein, except that reference may be made to this letter in the U.S. Purchase Agreement and the International Purchase Agreement and on the list of closing documents pertaining to the offerings contemplated in the U.S. Purchase Agreement and the International Purchase Agreement. We assume no obligation to update the statements contained herein.


                                           Very truly yours,



                                           SHAW, PITTMAN, POTTS & TROWBRIDGE





                                     A-2-3

                                                                       Exhibit B


            FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

                               September __, 1996




Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
Allen & Company Incorporated
Montgomery Securities
  as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Merrill Lynch International
Donaldson, Lufkin & Jenrette Securities Corporation
Allen & Company Incorporated
Montgomery Securities
  as Lead Managers of the several International Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

                 We have acted as counsel for Gerald S. Snyder (the "Initial Selling Shareholder"), Daniel M. Snyder, Michele D. Snyder and USN College Marketing, L.P. ("USN") (the Initial Selling Shareholder, Mr. Snyder, Ms. Snyder and USN are collectively referred to herein as the "SPPT Selling Shareholders" and any one is referred to herein as an "SPPT Selling Shareholder"), in connection with the issuance, sale and delivery by Snyder

Communications, Inc., a Delaware corporation (the "Company"), of 4,038,162 shares (the "Company Shares") of common stock, $0.001 par value per share (the "Common Stock"), of the Company and the sale and delivery by the Initial Selling Shareholder of 3,761,838 shares of Common Stock, and the sale and delivery by Mr. Snyder, Ms. Snyder and USN of 499,113, 175,127 and 454,618 shares of Common Stock, respectively, (the shares of Common Stock to be sold by the Selling Shareholders are collectively referred to herein as the "Selling Shareholder Shares" and the Company Shares and the Selling Shareholder Shares are collectively referred to herein as the "Shares") to (x) the several U.S. Underwriters listed on Schedule A to the U.S. Purchase Agreement (the "U.S. Purchase Agreement") dated September __, 1996, among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities, as Representatives of the several U.S. Underwriters, the Company, Snyder Marketing Services, Inc., a Delaware corporation ("SMS"), Snyder Communications, L.P., a Delaware limited partnership (the "Partnership"), and the Selling Shareholders as listed on Schedule B to the U.S. Purchase Agreement, and (y) the several International Managers listed on Schedule A to the International Purchase Agreement (the "International Purchase Agreement" and, collectively with the U.S. Purchase Agreement, the "Purchase Agreements"), dated September __, 1996, among Merrill Lynch International, Donaldson Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities, as Lead Managers of the several International Managers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company, SMS, the Partnership and the Selling Shareholders as listed on Schedule B to the International Purchase Agreement.

                 This opinion letter is furnished pursuant to Section 5(c) of the Purchase Agreements. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreements.

                 We have participated in the preparation of the Registration Statement on Form S-1 (Registration Statement No. 333-7495) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. In rendering our opinions, we have also examined the following:

          (i)    the Registration Statement;

         (ii)    each Preliminary Prospectus;

        (iii)    each Prospectus;

         (iv)    the U.S. Purchase Agreement;

          (v)    the International Purchase Agreement;

         (vi) the certificates of the SPPT Selling Shareholders dated as of the date hereof as to certain factual matters (the "Selling Shareholders Certificate");

         (vii) the Exchange Agreement dated September _, 1996, among the Company, SMS, the Partnership, the stockholders of SMS and the limited partners of the Partnership;

         (viii) the Custodian Agreement dated September __, 1996, by and among each of the Selling Shareholders andAmerican Stock Transfer and Trust Company (the "Custody Agreement");

         (ix) the Power of Attorney granted by each of the Initial Selling Shareholder, Ms, Snyder and USN to Daniel M. Snyder (collectively, the "Powers of Attorney"); and

         (x) such other documents and instruments as we determined to be necessary in order to give the opinions set forth below.

                 In our examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents, and the legal capacity of natural persons. Except as set forth above, our examination did not include any review of the files, documents or internal records of the Company, the Subsidiaries or the SPPT Selling Shareholders.

                 As to any facts material to the opinions expressed herein, we have relied upon, among other things, the representations made by the SPPT Selling Shareholders in the Purchase Agreements and the Selling Shareholders Certificate.

                 In rendering this opinion, we have assumed that each party (other than the SPPT Selling Shareholders) that has executed or will execute an agreement to which any SPPT Selling Shareholder is a party has all requisite power and authority and has taken all necessary action to execute and deliver such agreement and to perform the transactions contemplated thereby, and that each such agreement is the legal, valid and binding obligation of such parties (other than the SPPT Selling Shareholders) enforceable against such parties in accordance with its terms.

                 In basing our opinions and other matters set forth herein on "our knowledge" or matters "known to us," the words "our knowledge" or "known to us," or other words to that effect, signify that, in the course of our representation of the SPPT Selling Shareholders in matters with respect to which we have been engaged by the SPPT Selling Shareholders as legal counsel, no information has come to our attention that would give us actual knowledge that any such opinions or other matters are not accurate or that any of the information on which we have relied is not accurate and complete. Except as otherwise stated herein, we have undertaken no investigation or verification of such matters. We have not undertaken to communicate the substance or details of this transaction to all attorneys in our firm who have performed services for the SPPT Selling Shareholders as counsel on other matters. The words "our knowledge" or "known to us," or other words to that effect used herein, are intended to be limited to the actual knowledge of those attorneys in our firm who are familiar with the substance of this opinion and the proposed transaction and other related matters.

                 Based upon the foregoing and subject to the limitations and qualifications hereinafter set forth we are of the opinion that:

                 3. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations and the Securities Exchange Act of 1934, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required by the SPPT Selling Shareholders for the performance by such SPPT Selling Shareholder of his, her or its obligations under the U.S. Purchase Agreement, the International Purchase Agreement, in the Power of Attorney executed by such SPPT Selling Shareholder, if any, and the Custody Agreement, or in connection with the valid offering, sale or delivery by the SPPT Selling Shareholders of the Selling Shareholder Shares to the U.S. Underwriters and the International Managers in accordance with the U.S. Purchase Agreement and the International Purchase Agreement.

                 4. Each of the Powers of Attorney and the Custody Agreement has been duly executed and delivered by each of the SPPT Selling Shareholders named therein and constitutes the legal, valid and binding agreement of such SPPT Selling Shareholder, enforceable in accordance with its terms, subject to the qualification that the enforceability of the SPPT Selling Shareholders' obligations under the Powers of Attorney and Custody Agreement may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, and by general equitable principles (whether applied by a court of law or equity).

                 5. The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of each SPPT Selling Shareholder.

                 6. Daniel M. Snyder has been duly authorized as an Attorney-in-Fact by each of the Initial Selling Shareholder, Ms. Snyder and USN to deliver the Shares to be sold by such SPPT Selling Shareholder on his, her or its behalf in accordance with the terms of the U.S. Purchase Agreement and the International Purchase Agreement.

                 7. The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement, the Power of Attorney granted by certain of the SPPT Selling Shareholders and the Custody Agreement, the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement and the compliance by each of the SPPT Selling Shareholders with their respective obligations under the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by all necessary action on the part of such SPPT Selling Shareholders.

                 8. By delivery of a certificate or certificates, each SPPT Selling Shareholder will transfer to the Underwriters who have purchased such Shares pursuant to the U.S. Purchase Agreement and the International Purchase Agreement (without notice of any defect in the title of such SPPT Selling Shareholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial
                              Code) valid and marketable title to the Shares to be sold by such SPPT Selling Shareholder pursuant to the Purchase Agreements, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                 The foregoing opinions are, with your concurrence, predicated upon and qualified by following:

                              a. The foregoing opinions are based upon and are limited to the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the relevant laws of the United States of America, except that the opinions rendered in paragraph one above, to the extent that they discuss the enforceability of the Custody Agreement, are also based upon and are limited to the laws of the State of New York. We render no opinion with respect to the laws of any other jurisdiction.

                              b. Except to the extent expressly set forth above, in rendering the opinions set forth herein we have relied upon the assumptions set forth in Section 4 of the Third-Party Legal Opinion Report, including the Legal Opinion Accord, of the Section of Business Law of the American Bar Association, dated 1991 (the "Accord") and, except to the extent expressly set forth in
                                  Section 19 of the Accord.

                              c. Our opinion is based upon and limited to laws and regulations as in effect on the date of this letter, and our knowledge of the facts relevant to such opinions as of the date of this letter. We assume no obligation to update the opinions set forth herein.

                              d. Our opinions are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                 Except as agreed by us in writing, this opinion letter is solely for the benefit of the addressees shown on the first page hereof and may be relied upon solely by such addressees for the purposes for which it is being furnished. Without out express permission, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose except as stated herein, except that reference may be made to this letter in the list of closing documents pertaining to the offerings contemplated in the U.S. Purchase Agreement and the International Purchase Agreement.

                                           Very truly yours,



                                           SHAW, PITTMAN, POTTS & TROWBRIDGE

                                                                       Exhibit C


               FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER
                     SHAREHOLDERS PURSUANT TO SECTION 5(k)


                                                            September ___, 1996

MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
ALLEN & COMPANY INCORPORATED
MONTGOMERY SECURITIES
   as  Lead Managers of the several
   International Managers to be named in the within-mentioned International Purchase Agreement
c/o  Merrill Lynch International

Ropemaker Place
25 Ropemaker Street
London EC2Y 9L4
England

         Re:     Proposed Public Offering by Snyder Communications, Inc.

Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director]* of Snyder Communications, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch International ("Merrill Lynch") and Donaldson, Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities propose to enter into an International Purchase Agreement (the "International Purchase Agreement") with the Company and the other parties named therein providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director]* of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the International Purchase Agreement that, during a period of 180 days from the date of the International Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch,




- ----------------------------------

**       Delete or revise bracketed language as appropriate.

directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         [Notwithstanding the foregoing, the undersigned may, at any time after 30 days from the date of the Closing Time (as defined in the International Purchase Agreement), pledge as security for borrowed money [up to 50% of]* the shares of Common Stock then owned by the undersigned to any commercial banking institution that is a member of the Federal Reserve System or any institutional lender that makes loans secured by margin securities in the ordinary course of business having combined capital and surplus in excess of $500,000,000 (a "Pledgee") as long as such Pledgee shall have agreed in writing to be bound by the obligations and restrictions applicable to the Common Stock under Section 1(b)(vi) of the International Purchase Agreement and the Lead Managers shall have received an agreement substantially in the form of Exhibit D to the International Purchase Agreement signed by such Pledgee.]**


                                            Very truly yours,



                                            Signature:
                                                      -------------------------

                                            Print Name:
                                                       ------------------------




- ----------------------------------

* Include in the case of any lock-up agreement of any Executive Selling Shareholder.

** Include in the case of any lock-up agreement of any Executive Selling Shareholder and USN College Marketing, L.P. or its partners.

                                                                       Exhibit D


           FORM OF LOCK-UP FROM PLEDGEE PURSUANT TO SECTION 1(b)(vi)


                                                          [month and day], 199__

MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
ALLEN & COMPANY INCORPORATED
MONTGOMERY SECURITIES
   as Lead Managers of the several
   International Managers named in the
   within-mentioned International Purchase Agreement
c/o  Merrill Lynch International

Ropemaker Place
25 Ropemaker Street
London EC2Y 9L4
England

         Re:     Public Offering by Snyder Communications, Inc.

Dear Sirs:

         The undersigned, a pledgee of shares (the "Pledged Shares") of Common Stock, par value $.001 per share, of Snyder Communications, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch International ("Merrill Lynch") and Donaldson, Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities have entered into an International Purchase Agreement, dated September o, 1996 (the "International Purchase Agreement"), with the Company and the other parties named therein providing for the public offering of shares of the Company's Common Stock. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter named in the International Purchase Agreement that, during a period of 180 days from the date of the International Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Pledged Shares or any securities convertible into or exchangeable or exercisable for any Pledged Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Pledged Shares, whether any such swap or transaction is to be settled by delivery of any Pledged Shares or other securities, in cash or otherwise.

                                                     Very truly yours,

                                                     [name of Pledgee]

                                                     By:
                                                        ---------------------
                                                        Name:
                                                        Title:





                                      D-2